EXHIBIT 10.35

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of May 5, 2003, is between Bibicoff & Associates, Inc., a California corporation (the “Pledgor”), and U.S. Home Systems, Inc., a Delaware corporation (the “Secured Party”).

RECITALS

A.	Under the terms of a Stock Purchase Agreement dated May 5, 2003 (the “Stock Purchase Agreement”), Pledgor purchased from Secured Party 50,000 shares of the common stock of Secured Party (the “Shares”).

B.	As provided in the Stock Purchase Agreement, Pledgor has agreed to pay for the Shares in part by executing and delivering to Secured Party that certain Secured Promissory Note dated as of May 5, 2003 in the stated principal amount of $274,950 (the “Note”), to evidence this indebtedness.

C.	Pledgor has agreed, on the terms set out herein, to secure the payment and performance of the Note by granting a security interest in the Shares to Secured Party.

D.	Stock certificates issued in the name of Pledgor representing the Shares have been delivered to Secured Party.

AGREEMENT

NOW THEREFORE, Pledgor hereby agrees with Secured Party as follows:

1.    Definitions.    As used in this Agreement, the following terms shall have the meanings indicated below.

(a)    The term “Code” shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

(b)    The term “Collateral” shall mean the 50,000 Shares specifically described on Schedule “A” attached hereto and made a part hereof. The term Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all proceeds of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer or otherwise convey any of the foregoing property.

(c)    The term “Indebtedness” shall mean the obligations of Pledgor pursuant to the Note.

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(d)    The term “Loan Documents” shall mean the Stock Purchase Agreement, this Agreement, the Note, and all other instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

2.    Security Interest.    As security for the Indebtedness, Pledgor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

3.    Additional Property.    Collateral shall also include the following property (collectively, the “Additional Property”) which Pledgor becomes entitled to receive or shall receive in connection with the Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of the Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; and (d) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined), Pledgor shall be entitled to all cash dividends and all interest paid on the Collateral free of the security interest created under this Agreement. All Additional Property received by Pledgor shall be received in trust for the benefit of Secured Party. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Pledgor shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a member or member organization in good standing of an authorized Securities Transfer Agents Medallion Program, all in form and substance satisfactory to Secured Party.

4.    Voting Rights.    As long as no Event of Default shall have occurred hereunder, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

5.    Maintenance of Collateral.    Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party’s possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral.

6.    Representations.    Pledgor hereby represents and warrants the following to Secured Party:

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(a)    Enforceability.    This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(b)    Ownership and Liens.    Pledgor has good title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Pledgor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

(c)    No Conflicts or Consents.    Neither the ownership, the intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, or (B) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Pledgor or of any person. No consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(d)    Security Interest.    Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance.

(e)    Location.    Pledgor’s chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof. The Collateral shall be kept at the offices of the Secured Party as set forth in the Stock Purchase Agreement.

(f)    Solvency of Pledgor.    As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Agreement, (i) Pledgor is and will be solvent, (ii) the fair saleable value of Pledgor’s assets exceeds and will continue to exceed Pledgor’s liabilities (both fixed and contingent), and (iii) Pledgor is paying and will continue to be able to pay its debts as they mature.

7.    Affirmative Covenants.    Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

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(a)    Ownership and Liens.    Pledgor will maintain good title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Pledgor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

(b)    Delivery of Instruments and/or Certificates.    Contemporaneously herewith, Pledgor covenants and agrees to deliver to Secured Party any certificates, documents or instruments representing or evidencing the Collateral, with Pledgor’s endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank.

(c)    Adverse Claim.    Pledgor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Pledgor’s expense, defend Secured Party’s security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Pledgor with respect to the Collateral.

(d)    Further Assurances.    Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation; executing and filing any financing or continuation statements, or any amendments thereto. When applicable law provides more than one method of perfection of Secured Party’s security interest in the Collateral, Secured Party may choose the method(s) to be used.

8.    Negative Covenants.    Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a)    Transfer or Encumbrance.    Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor’s rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

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(b)    Impairment of Security Interest.    Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Secured Party’s security interest in any Collateral.

(c)    Restrictions on Securities.    Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except as consented to in writing by Secured Party.

9.    Rights of Secured Party.    Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

(a)    Performance by Secured Party.    If Pledgor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Pledgor in accordance with the Note.

(b)    Filing of Financing Statements.    Pledgor hereby authorizes Secured Party to file any and all financing statements describing the Collateral as deemed appropriate by Secured Party.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

10.    Events of Default.    Each of the following constitutes an “Event of Default” under this Agreement and such default is not cured within 30 days after the occurrence of the default:

(a)    Failure to Pay Note.    The failure of Pledgor to make any payment of principal or interest on the Note, or any portion thereof, as the same shall become due and payable; or

(b)    Non-Performance of Covenants.    The failure of Pledgor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents; or

(c)    Default Under other Loan Documents.    The occurrence of a default under any of the other Loan Documents.

(d)    Bankruptcy or Insolvency.    If Pledgor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its or his inability to pay its or his debts as they become due; (ii) generally is not paying its or his debts as such debts become due; (iii) has a receiver, trustee, liquidator, administrator or custodian appointed for, or take possession of, all or any substantial part of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within thirty (30) days

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after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, readjustment, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party; or

(e)    Execution on Collateral.    The Collateral or any portion thereof is taken on execution or other process of law in any action against Pledgor; or

(f)    Abandonment.    Pledgor abandons the Collateral or any portion thereof; or

(g)    Action by Other Lienholder.    The holder of any lien or security interest on any of the assets of Pledgor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(h)    Liquidation and Related Events.    If Pledgor is an entity, any action is taken by or on behalf of such entity for the liquidation, dissolution, winding up, merger or consolidation of such entity.

11.    Remedies and Related Rights.    If an Event of Default shall have occurred, Secured Party may exercise one or more of the rights and remedies which are reasonable and necessary provided in this Section. If Secured Party forecloses his security interest in the Collateral, Pledgor shall pay all costs and expenses relating thereto.

(a)    Remedies.    Secured Party may from time to time upon the occurrence of an Event of Default, at his discretion, without limitation and with notice as expressly provided in any of the Loan Documents:

(i)    exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii)    reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iii)    sell or otherwise dispose of, at its office, on the premises of Secured Party or elsewhere, the Collateral, as a unit or in parcels, by public or

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private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral; and to pursue Pledgor for any deficiency remaining after the sale or other disposition of the Collateral;

(iv)    buy the Collateral, or any portion thereof, at any public sale; and to pursue Pledgor for any deficiency remaining after the sale or other disposition of the Collateral;

(v)    buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and to pursue Pledgor for any deficiency remaining after the sale or other disposition of the Collateral;

(vi)    at his option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

Pledgor agrees that in the event Pledgor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor’s address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)    Private Sale of Securities.    Pledgor and Secured Party recognize and acknowledge that Secured Party may be unable to effect a public or private sale of all or any part of the securities pledged as Collateral and that Secured Party shall, therefore, have to offer the Collateral for sale to a third party in the event of foreclosure of the security interest created by this Agreement. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Section 9.610 of the Code, notwithstanding that such sale may not constitute a “public offering” under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such securities.

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(c)    Non-Judicial Remedies.    In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Pledgor from resorting to judicial process at either party’s option.

(d)    Voting Rights.    Upon the occurrence of an Event of Default, Pledgor will not exercise any voting rights with respect to securities pledged as Collateral. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Pledgor’s securities pledged as Collateral upon the occurrence of an Event of Default.

(e)    Dividend Rights and Interest Payments.    Upon the occurrence of an Event of Default:

(i)    all rights of Pledgor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

(ii)    all dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

12.    Miscellaneous.

(a)    Entire Agreement.    This Agreement, Stock Purchase Agreement and the Note contain the entire agreement of Secured Party and Pledgor with respect to the Collateral.

(b)    Amendment.    No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(c)    Actions by Secured Party.    The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness or (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral. The taking of additional security by Secured

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Party shall not release or impart the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Pledgor hereunder.

(d)    Waiver by Secured Party.    Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(e)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

(f)    Venue.    Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Dallas Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(g)    Severability.    If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(h)    No Obligation.    Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Pledgor.

(i)    Notices.    All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate

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addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Secured Party:	U.S. Home Systems, Inc. 750 State Highway 121 Bypass, Suite 170 Lewisville, Texas 75067 Attention: Murray H. Gross Telephone No.: (214) 488-6310 Facsimile No.: (972) 459-4800
with a copy to:	Jackson Walker L.L.P 901 Main Street, Suite 6000 Dallas, Texas 7520 Attn: Richard B. Goodner Telephone No.: (214) 953-6167 Facsimile No.: (214) 953-5822
If to Pledgor:	Bibicoff & Associates, Inc. 15060 Ventura Boulevard, Suite 240 Sherman Oaks, California 91403 Attention: Harvey Bibicoff Telephone No.: (818) 379-8500 Facsimile No.: (818) 379-4747

(j)    Binding Effect and Assignment.    This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and its successors and assigns, and (iii) shall inure to the benefit of Secured Party and his heirs, executors, administrators, personal representatives, successors and assigns. Secured Party shall not pledge, assign or otherwise transfer the Indebtedness and his rights under this Agreement and any of the other Loan Documents to any other party without the prior written consent of Pledgor. Pledgor’s rights and obligations hereunder shall not be assigned or otherwise transferred without the prior written consent of Secured Party.

(k)    Gender and Number.    Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(l)    Cumulative Rights.    All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

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(m)    Descriptive Headings.    The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

EXECUTED as of the date first written above.

PLEDGOR: BIBICOFF & ASSOCIATES, INC.

By:	/s/ Harvey Bibicoff
Harvey Bibicoff, President

SECURED PARTY: U.S. HOME SYSTEMS, INC.

By:	/s/ Murray Gross
Murray Gross, President

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SCHEDULE “A”

The following property is a part of the Collateral as defined in Subsection 1(b):

50,000 shares of U.S. Home System, Inc. common stock, par value $0.001 evidenced by Stock Certificate #             dated                                  issued in name of Pledgor

Schedule A to Stock Pledge Agreement – Page 12